EXHIBIT 99.1

NEWS RELEASE

 Texas Rare Earth Resources Corp., 304 Inverness Way South, Suite 365, Englewood, CO  80112
For more information contact:
Company:	Investor Relations:
Marc LeVier, President & CEO	Deborah K. Pawlowski, Kei Advisors LLC
Phone: 303.507.3842	Phone: 716.843.3908
Email: mlevier@texasrareearth.com	Email: dpawlowski@keiadvisors.com

Texas Rare Earth Resources Reports Aeromagnetic Survey Successfully Maps Rhyolite Dome Complexes and
Identifies Broader Area of Rhyolite Structure

●	Resulting maps to assist in exploration drill-hole targeting

●	Favorable results drives decision to commission close-spaced gravimetric survey to assist in identifying new exploration targets

SIERRA BLANCA, TX and DENVER, CO, August 16, 2011-- Texas Rare Earth Resources Corp. (the “Company”) (OTCQB:TRER), a heavy rare earths exploration, development and mining company, today reported that Aeroquest Airborne completed its Tri-Axial Magnetic Gradiometer airborne survey over Round Top Mountain, the Company’s rare earth—beryllium-uranium project in southwest Texas.  Approximately 600 line kilometers of detailed magnetic gradiometer and radiometric data was acquired.  Data processing was completed with geophysical mapping using the low and high frequency and radiometric data sets.  The generated maps will be used by the project geologists for further exploration program definition and additional drill-hole targeting at the project and in surrounding areas.

The aeromagnetic geophysical data set successfully mapped rhyolite dome complexes at the surface and their roots at depth, distinguished between older, less differentiated, and younger, more differentiated complexes, and mapped structures that appear to be related to the rhyolite intrusions and mineralization.  Three dimensional (3-D) inversion modeling is currently under way to generate a 3-D magnetic susceptibility model which will be used to design drill testing of deeper targets.

Marc LeVier, President and Chief Executive Officer of the Company noted, “The information gained from the aeromag survey is extremely encouraging.  It appears to identify rhyolite structure at the lower valley area within the four mountain group of the Round Top Mountain project that we believe has high potential of exceeding our initial expectations for the rare earth mineralization potential of the

Texas Rare Earth Resources Reports Aeromagnetic Survey Successfully Maps Rhyolite Dome Complexes and
Identifies Broader Area of Rhyolite Structure

project.  We believe that the data defines at least four additional drill targets to the east and to the northwest of the Round Top Mountain project.  Because the results of the magnetic survey are so favorable, we have commissioned a close spaced gravimetric survey of the area to even further define geologic structure and to guide in additional exploration drilling beyond our current program.”

The Company commenced drilling at its Round Top Mountain project in July this year.  The current exploration program includes approximately 50 drill holes totaling at least 12,000 feet of reverse circulation drilling. Coverage is planned to be adequate to begin block modeling of the deposit.  Concurrently, samples are being shipped for lab testing.  The Company expects the drill program to span the next three to six months while concurrent testing activities will be on going.

The Company’s flagship Round Top Mountain project was originally drilled in the mid 1980’s, and the Company has been re-logging and re-analyzing 82,000 feet of historical drilling. Results have consistently reconfirmed apparent uniform rare earth grades and an estimated, approximate 70% ratio of HREE to LREE.  A study conducted by the Texas Bureau of Geology, published in the Geological Society of America, Special Paper 246 in 1990, estimated the potential size of the rhyolite host rock at the Round Top Mountain project to be approximately 1.6 billion metric tons.

About Texas Rare Earth

Texas Rare Earth Resources Corp.'s primary focus is exploring and developing its Round Top Mountain rare earth—beryllium-uranium project which also includes niobium, tantalum and gallium.  Round Top is located in Hudspeth County, Texas, 85 miles east of El Paso, Texas.  Independently published data indicates the property may contain more than one billion metric tons of rhyolite containing rare earth minerals with potentially a 70% ratio of heavy to light rare earth minerals.  Prior exploratory work also indicates what the Company believes to be a potentially large, high-grade beryllium mineralization.  Uranium mineralization is also present in the deposit.  The Company’s common stock trades on the OTCQB Market tier under the symbol “TRER.”

For more information on Texas Rare Earth Resources Corp., visit its website at http://www.texasrareearth.com.

Cautionary Note to U.S. Investors

The United States Securities and Exchange Commission (“SEC”) limits disclosure for U.S. reporting purposes to mineral deposits that a company can economically and legally extract or produce.  Our Round Top Mountain rare earth-beryllium-uranium project currently does not contain any known proven or probable ore reserves under SEC reporting standards and our reference above to the metric tons of rhyolite contained at the project is a reference only to estimated in-place tonnage.  U.S. investors are urged to consider closely the disclosure in our latest reports and registration statements filed with the SEC. You can review and obtain copies of these filings at http://www.sec.gov/edgar.shtml.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Texas Rare Earth Resources expects or anticipates will or may occur in the future, including such things as the potential development of the Round Top Mountain rare earth—beryllium-uranium project, estimates of mineralized material, the potential expansion of estimated rhyolite in the Round Top Mountain project area based on further drilling on targets developed from the aeromagnetic survey, the expected results on the current and future drilling programs at the Round Top Mountain project, the expected timing and results of three dimensional inversion modeling, the timing and results of the close spaced gravimetric survey, the potential positioning of the Company to be a leading, global low-cost producer of rare earth minerals, the potential ratio of heavy to light rare earth minerals present at the Round Top Mountain project, the number of metric tons of rhyolite contained at the Round Top Mountain project  and other such similar matters are forward-looking statements.  When used in this press release, the words “potential”, “indicate”, “expect”, “intend”, “hopes,” “believe,” “may,” “will,” “if, “anticipate” and similar expressions are intended to identify forward-looking statements.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Texas Rare Earth Resources to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of mineralized material estimates, risks relating to completing drilling and metallurgical testing at the Round Top Mountain project, risks related to the timing and completion of the three dimensional inversion modeling and close spaced gravimetric survery, risks related to project development determinations, risks related to fluctuations in the price of rare earth minerals, the inherently hazardous nature of mining-related activities, potential effects on

Texas Rare Earth Resources Reports Aeromagnetic Survey Successfully Maps Rhyolite Dome Complexes and
Identifies Broader Area of Rhyolite Structure

Texas Rare Earth Resource’s operations of environmental regulations, risks due to legal proceedings, risks related to uncertainty of being able to raise capital on favorable terms or at all, as well as those factors discussed under the heading “Risk Factors” in Texas Rare Earth Resource’s latest annual report on Form 10-K as filed on February 8, 2011, as amended, April 19, 2011, and other documents filed with the U.S. Securities and Exchange Commission.  Although Texas Rare Earth Resources has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Texas Rare Earth Resources assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.